Exhibit 10.4

SUBORDINATION AGREEMENT

Borrower: WORLD ENERGY SOLUTIONS, INC.

100 Front Street, 20th Floor

Worcester, Massachusetts 01608

Creditor: MASSACHUSETTS CAPITAL RESOURCE COMPANY

420 Boylston Street

Boston, Massachusetts 02116

Lender: COMMERCE BANK & TRUST COMPANY

386 Main Street

Worcester, Massachusetts 01608

THIS SUBORDINATION AGREEMENT is entered into among WORLD ENERGY SOLUTIONS, INC., a Delaware corporation, (“Borrower”), whose address is 446 Main Street, Worcester, Massachusetts 01608; Commerce Bank & Trust Company (“Lender”), a Massachusetts banking corporation whose address is 386 Main Street, Worcester, Massachusetts 01608; and Massachusetts Capital Resource Company (“Creditor”), whose address is 420 Boylston Street, Boston, Massachusetts 02116. As of the date of this Agreement, Borrower is or will be indebted to Creditor and Lender. Borrower and Creditor each want Lender to provide financial accommodations to Borrower in the form of (a) new credit or loan advances, (b) an extension of time to pay or other compromises regarding all or part of Borrower’s present indebtedness to Lender, or (c) other benefits to Borrower. Borrower and Creditor each represent and acknowledge to Lender that Creditor will benefit as a result of these financial accommodations from Lender to Borrower, and Creditor acknowledge receipt of valuable consideration for entering into this Agreement. Based on the representations and acknowledgments contained in this Agreement, Creditor and Borrower agree with Lender as follows:

1. Definitions. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Agreement. The word “Agreement” means this Subordination Agreement together with all exhibits and schedules attached to this Subordination Agreement from time to time, if any, and as amended from time to time.

Borrower. The word “Borrower” means World Energy Solutions, Inc.

Creditor. The word “Creditor” means Massachusetts Capital Resource Company.

Lender. The word “Lender” means Commerce Bank & Trust Company.

Security Interest. The words “Security Interest” mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract or otherwise.

Subordinated Indebtedness. The words “Subordinated Indebtedness” mean and include without limitation all present and future indebtedness, obligations, liabilities, claims, rights and demands of any kind which may be now or hereafter owing from Borrower to Creditor. The term “Subordinated Indebtedness” is used in its broadest sense and includes without limitation all principal, all interest, all costs and attorneys’ fees, all sums paid for the purpose of protecting the rights of a holder of security (such as a secured party paying for insurance on collateral if the owner fails to do so), all contingent obligations of Borrower (such as a guaranty), and all other obligations, secured or unsecured, of any nature whatsoever.

Superior Indebtedness. The words “Superior Indebtedness” mean and include without limitation all present and future indebtedness, obligations, liabilities, claims, rights and demands of any kind which may be now or hereafter owing from Borrower to Lender. The term “Superior Indebtedness” is used in its broadest sense and includes without limitation all principal, all interest, all obligations under letters of credit issued by the Lender for the benefit of the Borrower, all costs and attorneys’ fees, all sums paid for the purpose of protecting Lender’s rights in security (such as paying for insurance on collateral if the owner fails to do so), all contingent obligations of Borrower (such as a guaranty), all obligations arising by reason of Borrower’s accounts with Lender (such as an overdraft on a checking account), and all others obligations of Borrower to Lender, secured or unsecured, of any nature whatsoever.

2. Subordination. All Subordinated Indebtedness of Borrower to Creditor is and shall be subordinated in all respects to all Superior Indebtedness of Borrower to Lender as provided for in this Agreement. If the Creditor holds one or more Security Interests, whether now existing or hereafter acquired, in any of Borrower’s real property or personal property, the Creditor also subordinates all its Security Interests to all such Security Interests held by Lender, whether the Lender’s Security Interest or interests exist now or are acquired later.

3. Payments to Creditor. Except as provided below, Borrower will not make and Creditor will not accept, at any time while any Superior Indebtedness is owing to Lender or Lender has a commitment with Borrower to advance any Superior Indebtedness, (a) any payment upon any Subordinated Indebtedness, (b) any advance, transfer or assignment of assets to Creditor in any form whatsoever that would reduce at any time or in any way the amount of Subordinated Indebtedness, or (c) any transfer of any assets as security for the Subordinated Indebtedness, in each case except upon Lender’s prior written consent. Notwithstanding the foregoing, Borrower may make regularly scheduled payments of interest and principal to Creditor as long as Borrower is not prohibited from doing so pursuant to Section 1.09(b) of that certain Note Purchase Agreement, dated as of October 3, 2012, between Borrower and Creditor.

In the event of any distribution, division or application, whether partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of Borrower’s assets, or the proceeds of Borrower’s assets, in whatever form, to Creditor of Borrower or upon any indebtedness of Borrower, whether by reason of liquidation, dissolution or other winding-up of Borrower, or by reason of any execution sale, receivership, insolvency, or bankruptcy proceeding, assignment for the benefit of Creditor, proceedings for reorganization, or readjustment of Borrower or Borrower’s properties, then and in such event, (a) the Superior Indebtedness shall be paid in full before any payment is made upon the Subordinated Indebtedness, and (b) all payments and distributions, of any kind or character and whether in cash, property, or securities, which shall be payable or deliverable upon or in respect of the Subordinated Indebtedness shall be paid or delivered directly to Lender for application in payment of the amounts then due on the Superior Indebtedness until the Superior Indebtedness shall have been paid in full. For purposes of this Agreement, “payment in full” of the Superior Indebtedness shall mean payment in full in cash or cash equivalents.

In order that Lender may establish its right to prove claims and recover for its own account dividends based on the Subordinated Indebtedness, the Creditor does hereby assign all its right, title and interest in such claims to Lender. The Creditor further agrees to supply such information and evidence, provide access to and copies of such of Creditor’s records as may pertain to the Subordinated Indebtedness. For such purposes, the Creditor hereby irrevocably authorize Lender in its discretion to make and present for or on behalf of the Creditor such proofs of claims on account of the Subordinated Indebtedness as Lender may deem expedient and proper and to receive and collect any and all dividends, payments or other disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of the Superior Indebtedness.

Should any payment, distribution, security, or proceeds thereof be received by the Creditor at any time on the Subordinated Indebtedness contrary to the terms of this Agreement, the Creditor immediately will deliver the same to Lender in precisely the form received (except for the endorsement or assignment of the Creditor where necessary), for application on or to secure the Superior Indebtedness, whether it is due or not due, and until so delivered the same shall be held in trust by the Creditor as property of Lender. In the event the Creditor fails to make any such endorsements or assignment, Lender, or any of its officers on behalf of Lender, is hereby irrevocably authorized by the Creditor to make the same.

4. Creditor’s Notes. The Creditor agrees not to sell, assign, pledge or otherwise transfer, in whole or in part, any of its Subordinated Notes or any other document or instrument evidencing its Subordinated Indebtedness, or any interest therein, to any other person or entity unless such transferee expressly acknowledges to the Lender in writing the subordination provided for herein and agrees to be bound by all of the terms hereof.

5. Creditor’s Representations and Warranties. The Creditor represents and warrants to Lender that:

(a) no representations or agreements of any kind have been made to the Creditor which would limit or qualify in any way the terms of this Agreement;

(b) this Agreement is executed at Borrower’s request and not at the request of Lender;

(c) Lender has made no representation to the Creditor as to the creditworthiness of Borrower; and

(d) The Creditor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower’s financial condition. The Creditor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect the Creditor’s risks under this Agreement and the Creditor further agrees that Lender shall have no obligation to disclose to the Creditor information or material acquired by Lender in the course of its relationship with Borrower.

6. Creditor’s Waivers. The Creditor waives any right to require Lender:

(a) to make, extend, renew, or modify any loan to Borrower or to grant any other financial accommodations to Borrower whatsoever;

(b) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Superior Indebtedness or of any nonpayment related to any Security Interests, or notice of any action or nonaction on the part of Borrower, Lender, any surety, endorser, or other guarantor in connection with the Superior Indebtedness, or in connection with the creation of new or additional Superior Indebtedness;

(c) to resort for payment or to proceed directly or at once against any person, including Borrower;

(d) to proceed directly against or exhaust any Security Interests held by Lender from Borrower, any other guarantor, or any other person;

(e) to give notice of the terms, time, and place of any public or private sale of personal property security held by Lender from Borrower or to comply with any other applicable provisions of the Uniform Commercial Code;

(f) to pursue any other remedy within Lender’s power; or

(g) to commit any act or omission of any kind, at any time, with respect to any matter whatsoever.

7. Lender’s Rights. Lender may take or omit any and all actions with respect to the Superior Indebtedness or any Security Interests for the Superior Indebtedness without affecting whatsoever any of Lender’s rights under this Agreement. In particular, without limitation, Lender may, without notice of any kind to Creditor:

(a) make one or more additional secured or unsecured loans to Borrower;

(b) repeatedly alter, compromise, renew, extend, accelerate, or otherwise change the time for payment or other terms of the Superior Indebtedness or any part thereof, including increases and decreases of the rate of interest on the Superior Indebtedness; extensions may be repeated and may be for longer than the original loan term;

(c) take and hold Security Interests for the payment of the Superior Indebtedness, and exchange, enforce, waive, and release any such Security Interests, with or without the substitution of new collateral;

(d) release, substitute, agree not to sue, or deal with any one or more of Borrower’s sureties, endorsers, or guarantors on any terms or manner Lender chooses;

(e) determine how, when and what application of payments and credits shall be made on the Superior Indebtedness;

(f) apply such security and direct the order or manner of sale thereof, as Lender in its discretion may determine; and

(g) assign this Agreement in whole or in part.

8. Default by Borrower. If Borrower becomes insolvent or bankrupt, this Agreement shall remain in full force and effect. In the event of a corporate reorganization or corporate arrangement of Borrower under the provisions of the Bankruptcy Code, as amended, this Agreement shall remain in full force and effect and the court having jurisdiction over the reorganization or arrangement is hereby authorized to preserve such priority and subordination in approving any such plan of reorganization or arrangement. Any payment default under the terms of the Subordinated Indebtedness or any other event of default which could result in an acceleration of the Subordinated Indebtedness also shall be a default under the terms of the Superior Indebtedness to Lender.

9. Duration and Termination. This Agreement will take effect when received by Lender, without the necessity of any acceptance by Lender, in writing or otherwise, and will remain in full force and effect until Creditor shall notify Lender in writing by facsimile transmission (with confirmation of complete delivery), reputable overnight courier or by first-class mail, postage prepaid, at the address shown above (or such other address as Lender shall notify Creditor of by the same method) to the contrary, which notice shall be effective upon receipt by Lender. Any such notice shall not affect the Superior Indebtedness owed Lender by Borrower at the time of such notice, nor shall such notice affect Superior Indebtedness thereafter granted in compliance with a commitment made by Lender to Borrower prior to receipt of such notice, nor shall such notice affect any renewals of or substitutions for any of the foregoing. Such notice shall affect only indebtedness of Borrower to Lender arising after receipt of such notice and not arising from financial assistance granted by Lender to Borrower in compliance with Lender’s obligations under a commitment.

10. Miscellaneous Provisions. The following miscellaneous provisions are a part of this Agreement:

No provision contained in this Agreement shall be construed:

(a) as requiring Lender to grant to Borrower or to Creditor any financial assistance or other accommodations, or

(b) as limiting or precluding Lender from the exercise of Lender’s own judgment and discretion about amounts and times of payment in making loans or extending accommodations to Borrower including, without limitation, the exercise of Lender’s judgment and discretion as to whether or not to permit Borrower to incur additional Subordinated Indebtedness.

Amendments. This Agreement constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless made in writing and signed by Lender, Borrower, and Creditor.

Attorneys’ Fees; Expenses. Borrower agrees to pay upon demand all of Lender’s costs and expenses, including attorneys’ fees and legal expenses, incurred in connection with enforcement of this Agreement. Lender may pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Successors. This Agreement shall extend to and bind the respective successors and assigns of the parties to this Agreement, and the covenants of Borrower and Creditor respecting subordination of the Subordinated Indebtedness in favor or Lender shall extend to, include, and be enforceable by any transferee or endorsee to whom Lender may transfer any or all of the Superior Indebtedness.

Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instruments, and each of the parties hereby may execute this Agreement by signing any such counterpart.

Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Creditor, shall constitute a waiver of any of Lender’s rights or of the Creditor’ obligations as to any further transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

BORROWER AND CREDITOR ACKNOWLEDGE HAVING READ ALL OF THE PROVISIONS OF THIS SUBORDINATION AGREEMENT, AND BORROWER AND CREDITOR AGREE TO ITS TERMS. THIS AGREEMENT IS DATED AS OF DECEMBER 30, 2013. THIS AGREEMENT IS EXECUTED UNDER SEAL.

BORROWER:	WORLD ENERGY SOLUTIONS, INC.

	By:	/s/ James Parslow
James Parslow, Chief Financial Officer and Treasurer

CREDITOR:	MASSACHUSETTS CAPITAL RESOURCE COMPANY

	By:	/s/ Paul Bolger
Paul Bolger, President

LENDER:	COMMERCE BANK & TRUST COMPANY

	By:	/s/ Thomas Moschos
Thomas Moschos, Commercial Loan Officer